Exhibit 31.2

CERTIFICATION PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Lisa A. Corbitt, certify that:

1.       I have reviewed this annual report on Form 10-K of Trans Energy, Inc.;

2.       Based on my knowledge,  this report  does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances  under which such statements were made, not misleading with respect to the period covered by this report;

3.       Based on my knowledge, the financial statements, and other financial information  included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods  presented in  this report;

4.       The small business issuer's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial  reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))  for the small business  issuer and have:

                  a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the  small business  issuer,  including  its consolidated subsidiaries, is made  known  to us by  others  within those entities,  particularly during the period in which this report is being prepared;

                  b. Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide  reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

                  c. Evaluated the effectiveness of the small business issuer's disclosure controls and  procedures  and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of  the end of the  period covered by this report based on such evaluation; and

                  d. Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.       The  small  business issuer's other certifying officer and I  have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business  issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

                  a. All significant deficiencies and material weaknesses in the design  or  operation  of  internal   control  over  financial  reporting which are reasonably  likely to adversely affect the small business issuer's ability to record, process,  summarize and report financial information; and

                  b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date:   April 14, 2011

/s/   LISA A. CORBITT
Lisa A. Corbitt
Chief Financial Officer